EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-125740, 333-116969, 333-71328, and 333-100233 on Form S-8 and in Registration Statement Nos. 333-111573, 333-109096, 333-80384, 333-21493 and 333-62929 on Form S-3 of I-Flow Corporation of (1) our report dated March 30, 2007 relating to the financial statements and financial statement schedule of I-Flow Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in accounting for share-based compensation) and (2) our report on internal control over financial reporting dated March 30, 2007 (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K of I-Flow Corporation for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Costa Mesa, California
March 30, 2007